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                                                                     EXHIBIT 8.1

  [letterhead of Wilson Sonsini Goodrich & Rosati, Professional Corporation]

                               January 10, 2000
Digital Insight Corporation
26025 Mureau Road
Calabasas, CA  91302

Ladies and Gentlemen:

We have acted as counsel to Digital Insight Corporation, a Delaware corporation ("Parent") in connection with the proposed merger (the "Merger") among Parent, Black Transitory Corporation, a Delaware corporation and wholly-owned transitory merger subsidiary of Parent ("Merger Sub"), and nFront, Inc. a Delaware corporation ("Company") pursuant to an Agreement and Plan of Merger and Reorganization dated as of November 21, 1999, and amended as of January 6, 2000 (the "Merger Agreement"). The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of Parent which includes the Proxy Statement/Prospectus of the Company (the "Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Proxy Statement/Prospectus.

In connection with this opinion, we have examined and are familiar with the Merger Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Merger will be consummated in the manner contemplated by the Proxy Statement/Prospectus and in accordance with the provisions of the Merger Agreement, (ii) the truth and accuracy (both as of the date hereof and as of the Effective Time) of the representations and warranties made by Parent, Merger Sub and the Company in the Merger Agreement, and (iii) the truth and accuracy of certificates of representations expected to be provided to us by the Company, Parent and Merger Sub.

Based upon and subject to the foregoing, in our opinion, the discussion contained in the Registration Statement under the caption "Material United States Federal Income Tax Considerations of the nFront Merger," subject to the limitations and qualifications described therein, sets forth the material United States Federal income tax considerations generally applicable to the Merger. The inaccuracy of any of the documents or assumptions on which our opinion is based could affect our conclusions. In addition, because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law (including amendments to the Internal Revenue Code of 1986, as amended (the "Code"), or changes in Treasury Department regulations promulgated under the Code, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service or such other authorities as we have considered relevant for purposes of delivering this opinion) will not take place which could affect the United States Federal income tax consequences of the Merger or that contrary positions will not be taken by the Internal Revenue Service.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax consequences of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                               Very truly yours,

                                            /s/ Wilson Sonsini Goodrich & Rosati
                                                WILSON SONSINI GOODRICH & ROSATI

                                                Professional Corporation